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                                                                    EXHIBIT 10.3


                                 EXCHANGE RIGHT


            This Exchange Right is granted by PIMCO Advisors L.P., a Delaware limited partnership ("PIMCO Advisors") on November 4, 1997 (the "Grant Date") to the registered holders from time to time (the "Noteholders") of the 6% Senior Notes due December 1, 2037 ("Notes") of Oppenheimer Group, Inc., a Delaware corporation ("Opgroup"). Capitalized terms not defined herein are defined in the Amended and Restated Partnership Agreement of PIMCO Advisors, that certain Agreement and Plan of Merger, dated November 4, 1997, to which PIMCO Advisors is a party, or the Certificate of Long-Term Indemnity Indebtedness issued by Opgroup on November 4, 1997 (the "Certificate").

            Section 1. Exchange of Notes for Class A LP Units.

                 (a) Each Noteholder shall have the right, at his option, at any time and from time to time, during the period beginning at the opening of business on November 5, 1997 and ending at the close of business on the later of
(i) December 1, 2007, or (ii) the sixtieth day after the cancellation of the Certificate pursuant to its terms, to exchange his Notes, in whole or in part, at the rate of one Class A LP Unit for each $33a in principal amount of Notes surrendered for exchange (the "Exchange Rate"), in each case as of the close of business on the day such Notes are surrendered for exchange.

                 (b) In order to exercise this Exchange Right, the Noteholder (the "Exchanging Noteholder") shall surrender the Notes to be exchanged, duly endorsed to the order of PIMCO Advisors, at the principal office of PIMCO Advisors, accompanied by (i) written notice in the form of the Exchange Notice attached hereto as Exhibit A, and (ii) if the Exchanging Noteholder is not a Partner of PIMCO Advisors, a duly executed Admission Application.

                 (c) No payment shall be made or credit given for interest accrued but not paid on Notes surrendered for exchange.

                 (d) As promptly as practicable after the surrender of Notes for exchange, PIMCO Advisors shall issue and deliver at its principal office to the Exchanging Noteholder, or mail to the Exchanging Noteholder at the address noted on the Exchange Notice, a certificate for the number of full Class A LP Units issuable upon exchange for such Notes, and any fractional Class A LP Unit which would otherwise be issued upon such exchange shall be settled as provided in Section 1(f).

                 (e) The Exchanging Noteholder will become the holder of record of the Class A LP Units issued in the exchange as of the close of business on the day the Notes are surrendered for exchange, accompanied by a duly executed Exchange Notice, and if required, a duly executed Admission Application.






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                 (f)      In lieu of any fractional Class A LP Unit which would
otherwise be issued upon an exchange, PIMCO Advisors shall pay to the Exchanging Noteholder cash equal to (i) such fractional interest times (ii) the Unit Price.

                 (g) PIMCO Advisors shall at all times reserve and keep available, free from preemptive rights, solely for the purpose of effecting the Exchange Right, the full number of Class A LP Units deliverable upon exchange of all outstanding Notes not held by PIMCO Advisors.

                 (h) PIMCO Advisors represents and warrants to the Noteholders that any Class A LP Units issued in exchange for Notes shall be validly issued, fully paid and nonassessable.

                 (i) PIMCO Advisors will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issuance or delivery of Class A LP Units to an Exchanging Noteholder in exchange for his Notes.

            Section 2. Adjustment for Recapitalizations.

            If, at any time after the Grant Date, PIMCO Advisors shall effect a Recapitalization affecting Class A LP Units, the Exchange Rate in effect at the opening of business on the day following the record date or effective date for the Recapitalization shall be adjusted so that each Noteholder shall be entitled thereafter to receive upon exchange of his Notes the number of Class A LP Units (including fractional interests) that such Noteholder would have owned or received had he exchanged his Notes for Class A LP Units (including fractional interests) immediately prior to the record date or effective date for the Recapitalization. Any Class A LP Units issued in a Recapitalization after the record date, if any, for such Recapitalization shall be issuable to an Exchanging Noteholder on the effective date of such Recapitalization.

            Section 3. Adjustment for Transactions.

                 (a) If, at any time after the Grant Date, PIMCO Advisors shall be a party to a transaction, including without limitation a Restructuring, a merger or consolidation, a sale of all or substantially all of the Partnership Assets, or an exchange of all or substantially all of the Partnership Interests, but excluding a transaction to which Section 2 applies, in each case as a result of which Class A LP Units held by Public Unitholders are exchanged for or converted into cash, securities or other property (each, a "Transaction"), each Noteholder shall be entitled thereafter to receive upon exchange of his Notes the cash, securities and other property ("Transaction Consideration") that such Noteholder would have received had he exchanged his Notes for Class A LP Units (including fractional interests) (and, in the case of a Restructuring, been a Public Unitholder) immediately prior to the record date or effective date for the Transaction. Any Transaction Consideration delivered after the record date, if any, for a







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Transaction shall be issuable to an Exchanging Noteholder on the effective date of such Transaction

                 (b) PIMCO Advisors shall not enter into any Transaction unless the terms of the Transaction are consistent with the provisions of
Section 3(a), and PIMCO Advisors and the issuer of the Transaction Consideration have entered into an agreement for the benefit of the Noteholders granting to each Noteholder the right to exchange his Notes for the Transaction Consideration that he would have received had he exchanged his Notes for Class A LP Units (including fractional interests) (and, in the case of a Restructuring, been a Public Unitholder) immediately prior to the record date or effective date for the Transaction, on terms substantially equivalent to the terms of this Exchange Right.

            Section 4. Other Adjustments.

            If, at any time after the Grant Date, PIMCO Advisors shall take any action affecting the Class A LP Units other than an action described in Section 2 or 3, that would adversely affect this Exchange Right, the Exchange Rate and the cash, securities or other property to be delivered upon exercise of this Exchange Right may be adjusted in such manner, if any, and at such time as the General Partners may determine to be equitable under the circumstances; provided, that if the Indemnity Trustees object to such determination by notice mailed to PIMCO Advisors at its principal office within thirty days after notice of such action is mailed to the Indemnity Trust pursuant to Section 6(a), an independent nationally recognized investment banking firm retained by PIMCO Advisors and reasonably acceptable to the Indemnity Trustees shall determine an equitable adjustment to this Exchange Right, the Exchange Rate and the cash, securities, or other property to be delivered upon exercise of this Exchange Right, and such determination shall be conclusive and binding on PIMCO Advisors and the Noteholders.

            Section 5. Successive Adjustments.

            The provisions of Sections 2, 3 and 4 shall apply similarly to successive Recapitalizations, Transactions and actions described in Section 4.

            Section 6. Notices to Noteholders.

                 (a) If any Recapitalization or Transaction or action described in Section 4 is proposed to occur, PIMCO Advisors shall cause to be mailed to the Indemnity Trust at the address specified pursuant to the Merger Agreement, and to each Noteholder at his address as shown on the records of Opgroup, as promptly as practicable, a notice stating the record date or effective date for the proposed Recapitalization or Transaction or action, and describing in general terms the proposed Recapitalization or Transaction or action.

                 (b) If the Exchange Rate is adjusted, or there is a change in the cash, securities or other property to be delivered upon an exchange, PIMCO Advisors shall cause to be mailed to






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the Indemnity Trust at the address specified pursuant to the Merger Agreement, and to each Noteholder at his address as shown on the records of Opgroup, as promptly as practicable, a notice stating the effective date for such adjustment or change, and stating the adjusted Exchange Rate or describing the change, as the case may be.

                 (c)      Failure to give or receive a notice described in
Section 6(a) or (b) or any defect in such notice shall not affect the validity of the Recapitalization or Transaction or action which gives rise to such notice.

            Section 7. General.

                 (a) This Exchange Right is granted for the express benefit of the Noteholders, and may be altered or amended only with the prior written consent of PIMCO Advisors and the Indemnity Trust.

                 (b) This Exchange Right shall be deemed to be a contract made under the laws of the State of Delaware, and shall be construed in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws.

            IN WITNESS WHEREOF, PIMCO Advisors has executed this Exchange Right in New York, New York on the Grant Date.



                                        PIMCO Advisors L.P.



                                        By     /s/ KENNETH M. POOVEY
                                               ---------------------------
                                               Kenneth M. Poovey
                                               Executive Vice President

















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                                    EXHIBIT A

                                 EXCHANGE NOTICE


To: PIMCO Advisors L.P.:

            This Exchange Notice is given pursuant to that certain Exchange Right granted by PIMCO Advisors L.P. ("PIMCO Advisors") to the registered holders from time to time of the 6% Senior Notes due December 1, 2037 ("Notes") of Oppenheimer Group, Inc., a Delaware corporation. Capitalized terms not defined herein are defined in the Amended and Restated Partnership Agreement of PIMCO Advisors.

            Pursuant to the terms of the Exchange Right, the undersigned (the "Exchanging Noteholder") hereby irrevocably elects to exchange

                               $__________________


in principal amount of Notes for Class A LP Units (the "Exchange Units"). Accompanying this Exchange Notice are Notes (the "Tendered Notes") in such aggregate principal amount, duly endorsed or assigned to PIMCO Advisors.

            The certificate evidencing the Exchange Units and a check payable to the Exchanging Noteholder in the amount of any cash settlement for a fractional interest in a Class A LP Units should be mailed to the following address:

                      ________________________________________

                      ________________________________________

                      ________________________________________


            The Exchanging Noteholder represents and warrants to PIMCO Advisors that he is transferring good and marketable title to the Tendered Notes to PIMCO Advisors, free and clear of any liens, encumbrances or adverse claims.

            Unless a registration statement under the Securities Act covering the Exchange Units is effective on the date of the exchange:

                 (i) The Exchanging Noteholder represents and warrants to PIMCO Advisors (A) that he is acquiring the Exchange Units for his own account for investment and not on behalf of or for the benefit of any other Person, and not with a view to, or for offer or sale in









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connection with, any distribution thereof (within the meaning of the Securities
Act) that would violate the Securities Act, and (B) that he will not sell or transfer the Exchange Units unless (1) such sale or transfer is registered under the Securities Act or (2) the Exchanging Noteholder provides to PIMCO Advisors an opinion of counsel to the effect that the Exchanging Noteholder may sell the Exchange Units without registration under the Securities Act.

                 (ii) The Exchanging Noteholder acknowledges that he has been given access to and reviewed such documents and information (including publicly filed reports) regarding PIMCO Advisors as he has deemed appropriate, and he has been given the opportunity to ask questions of and to obtain documents from representatives of PIMCO Advisors regarding its operations and the terms and conditions of issuance of the Exchange Units and the merits and risks of acquiring the same, and all such questions and documents have been answered and provided to his full satisfaction

    Executed in _________________________________ on___________________________
                       (City and State)                        (Date)






                                               _________________________________
                                                           (Signature)

                                               _________________________________
                                                         (Printed Name)


                                               _________________________________
                                                     Signature Guarantee:(1)







_______________________
            1 All signatures shall be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc.










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